Exhibit 99.13

FOR IMMEDIATE RELEASE

Contacts:	Valerie Haertel (Investor Relations)	John Meyers (Media)
	(212) 969-6414	(212) 969-2301
	investor_relations@acml.com	john_meyers@acml.com

ALLIANCE CAPITAL ANNOUNCES JUNE 30, 2003 ASSETS UNDER MANAGEMENT

SECOND QUARTER EARNINGS CONFERENCE CALL TO BE HELD ON JULY 29, 2003

New York, NY, July 11, 2003 — Alliance Capital Management Holding L.P. (“Alliance Holding”) (NYSE: AC) and Alliance Capital Management L.P. (“Alliance Capital”) today reported preliminary assets under management of approximately $426 billion at June 30, 2003 compared to $423 billion at May 31, 2003 and $412 billion at June 30, 2002.

ALLIANCE CAPITAL MANAGEMENT L.P. (THE OPERATING PARTNERSHIP) ASSETS UNDER MANAGEMENT
($ billions)
	At June 30, 2003 (preliminary				At May 31, 2003	At Dec 31, 2002	At June 30, 2002
	Retail	Institutional Investment Management	Private Client	Total	Total	Total	Total
Equity
Growth	$42	$69	$4	$115	$115	$109	$133
Value	27	63	29	119	116	99	104
Total Equity	69	132	33	234	231	208	237

Fixed Income	75	83	11	169	168	156	149

Passive	3	20	0	23	24	23	26

Total	$147	$235	$44	$426	$423	$387	$412

CONFERENCE CALL INFORMATION RELATING TO SECOND QUARTER 2003 RESULTS

                Alliance Capital’s management will review second quarter 2003 financial and operating results on Tuesday, July 29, 2003, during a conference call at 3:00 p.m. (New York Time) that will be hosted by Chairman Bruce W. Calvert; Vice Chairman and Chief Executive Officer Lewis A. Sanders; and President and Chief Operating Officer John D. Carifa.

                Parties interested in listening to the conference call may access it by either telephone or webcast.

1.  To listen by telephone, please dial 800-230-1092 in the U.S. or 612-326-1003 outside the U.S., ten minutes before the 3:00 p.m. (New York Time) scheduled start time.  Please indicate access code “Alliance” when dialing in.

2.  To listen by webcast, please visit Alliance Capital’s Investor Relations website at http://ir.alliancecapital.com at least fifteen minutes prior to the call to download and install any necessary audio software.

                The presentation slides that will be reviewed during the conference call are expected to be available on the morning of July 29, 2003 on Alliance Capital’s website at the above web address.

                A replay of the conference call will be made available for one week beginning at 6:30 p.m. (New York Time) July 29, 2003. In the U.S. please call 800-475-6701 or for callers outside the U.S. 320-365-3844, and provide the access code 691332.  The replay will also be available via webcast on Alliance Capital’s website for one week.

ABOUT ALLIANCE CAPITAL

                Aliance Capital is a leading global investment management firm providing investment management services for many of the largest U.S. public and private employee benefit plans, foundations, public employee retirement funds, pension funds, endowments, banks, insurance companies and high-net-worth individuals worldwide. Alliance Capital is also one of the largest mutual fund sponsors, with a diverse family of globally distributed mutual fund portfolios. As one of the world’s leading global investment management organizations, Alliance Capital is able to compete for virtually any portfolio assignment in any developed capital market in the world.

                Alliance Holding owns approximately 30.7% of the units of limited partnership interest in Alliance Capital. AXA Financial, Inc. owns approximately 1.9% of the outstanding publicly traded Alliance Holding Units and approximately 54.7% of the outstanding Alliance Capital Units, which, including the general partnership interests in Alliance Capital and Alliance Holding, represent an approximate 55.7% economic interest in Alliance Capital. AXA Financial, Inc. is a wholly owned subsidiary of AXA, one of the largest global financial services organizations.  Additional information may be found at www.alliancecapital.com.

Forward-Looking Statements

                Certain statements provided by Alliance Capital and Alliance Holding in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  The most significant of such factors include, but are not limited to, the following: the performance of financial markets, the investment performance of Alliance Capital’s sponsored investment products and separately managed accounts, general economic conditions, future acquisitions, competitive conditions, and government regulations, including changes in tax rates.  Alliance Capital and Alliance Holding caution readers to carefully consider such factors.  Further, such forward-looking statements speak only as of the date on which such statements are made; Alliance Capital and Alliance Holding undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements.